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[QLT LETTERHEAD]

news release

                        QLT STRENGTHENS DEVELOPMENT GROUP

FOR IMMEDIATE RELEASE                                               MAY 20, 2003
Vancouver, Canada--QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today that it has strengthened its development organization with the addition of Maurice Wolin, MD, as Vice President, Clinical Research and Medical Affairs. Dr. Wolin will report to Mohammad Azab, MD, who has been promoted to Executive Vice President, Research and Development and Chief Medical Officer.

Dr. Wolin, who joined the QLT team May 20, 2003, was previously Vice President, Oncology Research and Development, Chiron Corporation, a leading global biopharmaceutical company located in Emeryville, California. Since 1996 he has held various positions of increasing responsibility in research and development and medical affairs within Chiron. In his most recent role Dr. Wolin was responsible for directing all development efforts in Chiron's oncology programs, including four marketed products as well as the development pipeline. Dr. Wolin received his MD from the State University of New York at Buffalo Medical School.

"We are delighted to have Maurice heading our clinical research team," said Dr. Azab, Executive Vice President, Research and Development and Chief Medical Officer. "Maurice will play a critical role in the future of QLT's development, including the continued expansion of Visudyne and other key development programs, as well as the identification of new programs to enhance our pipeline."

With the addition of Dr. Wolin focussed on clinical development, QLT will consolidate a number of Research and Development functions, including preclinical development, regulatory, quality, clinical research and manufacturing into an integrated R&D group, headed by Dr. Azab. Dr. Azab joined QLT as Vice President, Clinical Research and Medical Affairs in 1997.

"QLT is firmly focussed on expanding its pipeline through internal R&D programs as well as identification of early to late stage product opportunities. Maurice and Mohammad have proven pharmaceutical development experience as well as the expertise to assist our corporate development efforts in identifying new development opportunities to strengthen our pipeline," said Paul Hastings, President and CEO. "Mohammad's new role assures an integrated approach to our R&D efforts from preclinical development through manufacturing and commercialization."

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QLT Inc. is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases and niche areas for which treatments can be marketed by a specialty sales force. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne(R) therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com.


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QLT Inc.:
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Therese Hayes / Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne(R) is a trade mark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."




Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to QLT's ability to expand the Visudyne(R) program and other key development programs and the ability to enhance QLT's pipeline by obtaining new programs or opportunities. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: clinical development programs may not be successful and QLT may be unable to secure rights to other new programs or opportunities on terms QLT considers acceptable, and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.





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